CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Salem Street Trust of our reports dated December 10, 2025, relating to the financial statements and financial highlights of Fidelity SAI Emerging Markets Index Fund, Fidelity SAI International Index Fund, Fidelity SAI International Value Index Fund, and Fidelity Total International Index Fund; of our reports dated December 11, 2025, relating to the financial statements and financial highlights of Fidelity Flex International Focused Index Fund, Fidelity SAI Emerging Markets Low Volatility Index Fund, Fidelity SAI International Low Volatility Index Fund, and Fidelity SAI U.S. Low Volatility Index Fund; of our reports dated December 12, 2025, relating to the financial statements and financial highlights of Fidelity SAI International Momentum Index Fund, Fidelity SAI International Quality Index Fund, and Fidelity U.S. Sustainability Index Fund; of our report dated December 15, 2025, relating to the financial statements and financial highlights of Fidelity SAI Emerging Markets Value Index Fund, which appear in Fidelity Salem Street Trust’s Certified Shareholder Report on Form N-CSR for the period ended October 31, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 19, 2025